Exhibit 10.1

Kohl’s Corporation

2024 Long-Term Compensation Plan

amended and restated effective May 20, 2026

1.
Purpose

The purpose of the Plan is to allow the Company to attract and retain key employees and directors of the Company and its subsidiaries and to provide motivation to these individuals to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries by providing incentives through the ownership and performance of the Company’s Common Stock. Toward this objective, the Committee may grant various equity- and cash-based Awards to Participants on the terms and subject to the conditions set forth in the Plan. These Awards will provide Participants with a proprietary interest in the growth and performance of the Company.

2.
Definitions

2.1. “Act of Misconduct” shall have the meaning set forth in Paragraph 24 below.

2.2. “Award” means any form of Stock Option, Stock Appreciation Right, Stock Award, Performance Unit, Performance Shares or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

2.3. “Award Agreement” means either:

(a)
a written agreement between the Company and a Participant; or
(b)
a written or electronic statement issued by the Company to a Participant, establishing the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee may provide for the use of electronic, internet, intranet or other non-paper Award Agreement, and the use of electronic, internet, intranet or other non-paper means for the acceptance of Awards and other desired or required actions by a Participant.

2.4. “Board” means the Board of Directors of the Company;

2.5. “Change of Control” has the meaning set forth in Paragraph 19 below.

2.6. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7. “Committee” means the Compensation Committee of the Board, or such other committee of directors designated by the Board, authorized to administer the Plan under Paragraph 3 hereof. Membership of the Committee shall consist of not less than two (2) independent directors and shall otherwise comply with the requirements of the rules and regulations of the Securities and Exchange Commission, the stock exchange on which the Company’s Common Stock is traded and Rule 16b-3 of the Exchange Act.

2.8. “Common Stock” means $.01 par value common shares of Kohl’s Corporation.

2.9. “Company” means Kohl’s Corporation, a Wisconsin corporation, and any of its direct or indirect subsidiaries.

2.10. “Disability” means the inability of a Participant to perform his or her normal duties as a full-time employee of the Company for a continuous period of ninety (90) days by reason of physical or mental illness or incapacity. If there is any dispute as to whether the termination of the Participant’s employment was due to his or her physical or mental illness or incapacity, such question shall be submitted to a licensed physician for the purpose of making such determination. An examination of the Participant shall be made within thirty (30) days after written notice by the Committee or the Participant by a licensed physician selected by the Committee. The Participant shall submit to such examination and provide such information as such physician may request and the determination of such physician as to the question of the Participant’s physical or mental condition shall be binding and conclusive on all parties concerned for purposes of this Plan. The disability shall be deemed to be continuing unless the Participant performs his or her regular duties for his or her employer for a continuous period of ninety (90) days.

Kohl’s Corporation | 2024 Long-Term Compensation Plan, amended and restated effective May 20, 2026	1

Notwithstanding the foregoing definition, if the Participant and Company are parties to any employment agreement, executive compensation agreement or similar agreement containing a different definition of “Disability”, the definition in the employment agreement, executive compensation agreement or similar agreement shall control.

2.11. “Effective Date” means May 15, 2024, the date this Plan was duly approved by the Company’s shareholders.

2.12. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.13. “Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock reported on the New York Stock Exchange—Composite Transactions or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, “Fair Market Value” of Common Stock shall mean the closing sale price of Common Stock on the New York Stock Exchange—Composite Transactions. In the event shares of Common Stock are not publicly traded at the time a determination of their value is required to made hereunder, the determination of their “Fair Market Value” shall be made by the Committee in such manner as it deems appropriate.

2.14. “Full Value Awards” mean Awards that are not Stock Options or Stock Appreciation Rights and are settled by the issuance of Common Stock.

2.15. “Nonemployee Director” means a member of the Board of Directors who is not a current employee of the Company.

2.16. “Participant” means an employee of the Company or a Nonemployee Director chosen by the Committee to receive an Award under this Plan.

2.17. “Performance Goal” has the meaning set forth in Paragraph 13 below.

2.18. “Performance Share” means an award granted pursuant to Paragraph 12 hereof.

2.19. “Performance Unit” means an award granted pursuant to Paragraph 11 hereof.

2.20. “Plan” means this Kohl’s Corporation 2024 Long-Term Compensation Plan, as amended from time to time.

2.21. “Prior Plan” means the Kohl’s Corporation 2017 Long-Term Compensation Plan.

2.22. “Restatement Date” means the date this Plan, as amended and restated effective May 20, 2026, is duly approved by the Company’s shareholders.

2.23. “Retirement” means, unless otherwise specified in an Award Agreement, a Participant’s voluntary termination of employment other than for Cause after the later to occur of (a) attainment of age sixty (60); or (b) employment with the Company for a continuous period of ten (10) years.

2.24. “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as it may be amended from time to time, and any successor rule.

2.25. “Stock Appreciation Right” or “SAR” means a stock appreciation right Award granted pursuant to Paragraph 9 below.

2.26. “Stock Award” means an award granted pursuant to Paragraph 10 hereof in the form of shares of Common Stock, restricted shares of Common Stock, and/or Units of Common Stock.

2.27. “Stock Option” means a stock option Award granted pursuant to Paragraph 8 below.

2.28. “Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of the property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of a Stock Option or SAR.

2.29. “Unit” means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: Units of Common Stock, Performance Units, and Performance Shares which are expressed in terms of Units of Common Stock.

3.
Administration

2	Kohl’s Corporation | 2024 Long-Term Compensation Plan, amended and restated effective May 20, 2026

The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the authority to:

(a)
interpret the Plan;
(b)
establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan;
(c)
select Participants to receive Awards under the Plan;
(d)
determine the form of an Award, whether a Stock Option, Stock Appreciation Right, Stock Award, Performance Unit, Performance Share, or other incentive award established by the Committee in accordance with the Plan, the number of shares or Units subject to the Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement;
(e)
determine whether Awards will be granted singly, in combination or in tandem;
(f)
determine the Performance Goals, if any, which will be applicable to the Award;
(g)
grant waivers of Plan terms, conditions, restrictions, and limitations;
(h)
accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; and
(i)
take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

In addition, in order to enable Participants who are foreign nationals or are employed outside the United States or both to receive Awards under the Plan, the Committee may adopt such amendments, procedures, regulations, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan. Subject to Paragraph 24, the Committee shall also have the authority to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company.

All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive on the Company, Participants and any persons claiming an interest through a Participant. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act.

4.
Eligibility

Any current or former employee or Nonemployee Director of the Company chosen by the Committee shall be eligible to receive an Award.

5.
Awards Available
(a)
Aggregate Limit.Subject to adjustment as provided in Paragraph 21 hereof, the aggregate number of shares of Common Stock which may be issued under the Plan, on or after the Effective Date, pursuant to the exercise or grant of Awards shall not exceed the sum of (i) twelve million eight hundred fifty thousand (12,850,000) shares of Common Stock (representing 7,650,000 shares originally authorized as of the Effective Date and 5,200,000 shares authorized as of the Restatement Date), plus (ii) any shares of Common Stock subject to outstanding awards as of March 29, 2024 under the Prior Plan that on or after March 29, 2024 cease for any reason to be subject to such awards (other than by reason of settlement of the awards to the extent they are settled in vested and nonforfeitable shares of Common Stock), including, but not limited to, shares that were withheld by the Company to pay the withholding taxes related to any award other than a stock option or stock appreciation right under the Prior Plan, provided that the amount in this clause (ii) shall not exceed in any event four million seven hundred eighty-five thousand eight hundred fifty-one (4,785,851) shares. Awards under the Plan shall reduce the total number of shares of Common Stock available for grant by one (1) share of Common Stock for every one (1) share of Common Stock that was subject to an Award granted under the Plan. On and after the Effective Date, no awards of any type may be granted pursuant to the Prior Plan but awards granted pursuant to the Prior Plan prior to the Effective Date shall continue to be effective in accordance with their terms.

Notwithstanding the foregoing, for the avoidance of doubt, Awards that are to be or are actually settled with cash shall not count against the shares of Common Stock available for grant under this Paragraph 5(a).

Shares of Common Stock issued under this Plan may be treasury shares or authorized but unissued shares, or a combination of the two.

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(b)
ISO Limit.In no event shall the aggregate number of shares of Common Stock subject to Awards of incentive stock options within the meaning of Section 422 of the Code exceed twelve million eight hundred fifty thousand (12,850,000) (subject to adjustment as provided in Paragraph 21 hereof).
(c)
Re-granting Shares.Notwithstanding anything herein to the contrary, any shares related to Awards granted under the Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Awards pursuant to which shares of Common Stock may not be issued, shall be available again for grant under this Plan. Shares of Common Stock subject to an Award under the Plan may again be made available for issuance under this Plan if such shares were delivered to or withheld by the Company to pay the withholding taxes related to any Full Value Award.

However, shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares were used to pay the exercise price of a Stock Option or to pay the withholding taxes related to a Stock Option or Stock Appreciation Right, or if such shares were repurchased on the open market with the proceeds of a Stock Option exercise. For the avoidance of doubt, the full number of shares of Common Stock underlying a Stock Option or Stock Appreciation Right shall be counted against the shares of Common Stock available for grant under this Plan, regardless of the number of shares of Common Stock actually issued upon exercise of such Stock Option or Stock Appreciation Right.

(d)
Substitute Awards.Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company immediately prior to such acquisition or combination.
6.
Term

The Plan became effective as of the Effective Date. Awards shall not be granted pursuant to the Plan after the tenth anniversary of the Restatement Date, but Awards granted prior to that date shall continue to be effective in accordance with their terms.

7.
Participation, Maximum Term of Awards, and Minimum Vesting Periods

The Committee shall select, from time to time, those Participants who, in the opinion of the Committee, can further the Plan’s purposes. Once a Participant is so selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee. Notwithstanding the foregoing:

(a)
the term of any Award shall not exceed ten (10) years, with the exception of incentive stock options in the case of a greater than 10% shareholder, where the term shall not exceed five (5) years, and
(b)
except with respect to a maximum of five percent (5%) of the total share authorization set forth above in Paragraph 5(a) (as amended as of the Restatement Date), Awards granted under the Plan on and after the Effective Date shall vest no earlier than at least twelve (12) months following the date the Award is granted. For purposes of Awards granted to Nonemployee Directors, “twelve (12) months” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than fifty (50) weeks (a “Board Service Year”). Notwithstanding the foregoing, the Committee may permit acceleration of vesting of any Award as otherwise permitted by the terms of this Plan, including Paragraphs 18 and 19.
8.
Stock Options
(a)
Grants.Awards may be granted in the form of Stock Options. These Stock Options may be incentive stock options within the meaning of Section 422 of the Code or nonqualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.

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(b)
Terms and Conditions of Options.A Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of a Stock Option shall be established by the Committee, but shall be no less than 100% of the Fair Market Value of a share of Common Stock, as determined by the Committee, on the date of grant. The exercise price of a Stock Option shall not be reduced by the Committee other than pursuant to Paragraph 21 hereof, without the consent of the Company’s shareholders.
(c)
Restrictions Relating to Incentive Stock Options.Stock Options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Further, the per share option price of an incentive stock option shall not be less than 100% (or 110% in the case of a greater than 10% shareholder) of the Fair Market Value of a share of Common Stock, as determined by the Committee, on the date of the grant. All or any portion of a Stock Option designated as an incentive stock option which does not meet the requirements of Section 422 of the Code, including those set forth herein, will be treated as a nonqualified stock option.
(d)
Substitute Awards. Notwithstanding the foregoing provisions of this Paragraph 8 to the contrary, in the case of a Stock Option that is a Substitute Award, the price per share of Common Stock subject to such Stock Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
(e)
Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option Award, provided they are not inconsistent with the Plan.
(f)
Exercise Payment.At the election of the Committee, upon exercise, the option price of a Stock Option may be paid in cash, shares of Common Stock either directly or by attestation, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option.
(g)
Substitution of Stock Appreciation Rights.The Committee may provide in an Award Agreement for a Stock Option that the Committee, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Stock Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Common Stock for which such substituted Stock Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Stock Option.
9.
Stock Appreciation Rights
(a)
Grants.Awards may be granted in the form of SARs. A SAR may be granted in tandem with all or a portion of a related Stock Option under the Plan (a “Tandem SAR”), or may be granted separately (a “Freestanding SAR”). A Tandem SAR may be granted either at the time of the grant of the related Stock Option or any time thereafter during the term of the Stock Option. SARs shall entitle the recipient to receive a payment equal to the appreciation in Fair Market Value of a stated number of shares of Common Stock from the exercise price to the Fair Market Value on the date of exercise. In the case of SARs granted in tandem with Stock Options granted prior to the grant of such SARs, the appreciation in value is from the option price of such related Stock Option to the Fair Market Value on the date of exercise.
(b)
Terms and Conditions of Tandem SARs.A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Stock Option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related Stock Option. If a related Stock Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be cancelled automatically to the extent of the number of shares covered by the Stock Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Stock Option shall be cancelled automatically to the extent of the number of shares covered by such exercise, and such shares shall again be eligible for grant in accordance with Paragraph 5 hereof, except to the extent any shares of Common Stock are issued to settle the SAR.
(c)
Terms and Conditions of Freestanding SARs. The “exercise price” of a Freestanding SAR shall be established by the Committee, but shall be no less than 100% of the Fair Market Value of a share of Common Stock, as determined by the Committee, on the date of grant. A Freestanding SAR shall be exercisable in whole or in such installments and at such times as may be determined by the Committee.

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(d)
Substitute Awards.Notwithstanding the foregoing provisions of this Paragraph 9 to the contrary, in the case of a SAR that is a Substitute Award, the price per share of Common Stock subject to such SAR may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
(e)
Additional Terms and Conditions.The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.
10.
Stock Awards
(a)
Grants.Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.
(b)
Award Restrictions.Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, Performance Goal requirements, restrictions on transferability and continued employment. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate.
(c)
Rights as Shareholders.During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under Paragraph 10(b), the Committee may, in its discretion, grant to the Participants to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.
(d)
Evidence of Award.Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.
11.
Performance Units
(a)
Grants.Awards may be granted in the form of Performance Units. Performance Units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.
(b)
Performance Criteria.Performance Units shall be contingent on the attainment during a performance period of certain Performance Goals. The length of the performance period, the Performance Goals to be achieved during the performance period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion.
(c)
Additional Terms and Conditions.The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Performance Units, provided they are not inconsistent with the Plan. Performance Units may be settled in cash and/or shares of Common Stock at the time of payment.
12.
Performance Shares
(a)
Grants.Awards may be granted in the form of Performance Shares. Performance Shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units which are expressed in terms of Common Stock.
(b)
Performance Criteria.Performance Shares shall be contingent upon the attainment during a performance period of certain Performance Goals. The length of the performance period, the Performance Goals to be achieved during the performance period, and the measure of whether and to what degree such goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion.
(c)
Additional Terms and Conditions.The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of Performance Shares, provided they are not inconsistent with the Plan.
13.
Performance Goals

Notwithstanding any other provision of this Plan, the Committee may establish performance goals (“Performance Goals”) in connection with the grant of any Award hereunder. Performance Goals established by the Committee may be based upon

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any performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, either individually, alternatively or in any combination, and measured either annually (or such shorter period specified by the Committee) or cumulatively over a period of years, on an absolute basis or relative basis, on a per-share basis or against a target, past performance or peer group performance, in each case as specified by the Committee.

Such Performance Goals may be set on a pre-tax or after-tax basis, may be applied on an absolute or relative basis, and may be determined with or without regard to changes in accounting or the effects of events that are unusual in nature or infrequently occurring, as specified by the Committee upon the grant of an Award. The Committee may, in its discretion, determine whether an Award will be paid under any one or more of the Performance Goals. The Committee may set different goals for different Participants and for different Awards, and Performance Goals may include standards for minimum attainment, target attainment, maximum attainment and any other performance standards deemed appropriate by the Committee. In all cases, however, Performance Goals shall include a minimum performance standard below which no part of the relevant Award will be earned. After the end of a performance period but prior to payment of the Award, the Committee shall determine the extent to which the relevant Performance Goals and any other material terms of the Award were in fact satisfied.

14.
Nonemployee Director Awards
(a)
Awards. Nonemployee Directors may only be granted Awards under the Plan in accordance with this Paragraph 14 and such Awards shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, but which may be based upon the number of committees of the Board on which a Nonemployee Director serves, service of a Nonemployee Director as the chair of a committee of the Board, service of a Nonemployee Director as Chair of the Board or as Lead Director, or the first selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the limits set forth in Paragraph 5 above and Paragraph 14(b), the Board shall grant such Awards determined pursuant to this Paragraph 14 to Nonemployee Directors and grant New Nonemployee Director Awards, as it shall from time to time determine.
(b)
Nonemployee Director Compensation Limit. Beginning with the Board Service Year commencing on or after the Restatement Date, Awards granted to any Nonemployee Director for his or her service during any Board Service Year, taken together with any cash fees paid in respect of that Board Service Year, may not exceed seven hundred and fifty thousand dollars ($750,000) in total value. For purposes of this limit, the value of an Award shall be determined based on the grant date value of such Award (as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” or any successor provision).
(c)
Effect of Change in Status. If a Nonemployee Director subsequently becomes an employee of the Company while remaining a member of the Board, any previously issued Awards held by such individual shall not be affected and shall continue to be effective in accordance with their terms.
15.
Payments of Awards

At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine, other than Stock Options and Stock Awards, which shall be made in Common Stock. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee.

16.
Dividends and Dividend Equivalents

The Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine; provided, however, all dividends or dividend equivalents payable with respect to any Full Value Award shall be credited as additional shares of Common Stock subject to such Award and accrue additional dividend equivalents, and will vest and be paid to the Participant only if and when, and to the extent that, such Award vests and/or is paid. Under no circumstances will dividends or dividend equivalents be granted with respect to Stock Options or SARs granted under the Plan.

For any Award that is governed by Section 409A of the Code regarding nonqualified deferred compensation, the Committee shall establish the schedule of any payments of dividends or dividend equivalents in accordance with the requirements of Section 409A of the Code or any guidance promulgated thereunder.

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17.
Deferral of Awards

At the discretion of the Committee, payment of a Stock Award, Performance Share, Performance Unit, dividend, dividend equivalent, or any portion thereof may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code or any guidance promulgated thereunder. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee in accordance with the requirements of Section 409A of the Code or any guidance promulgated thereunder. The Committee may also credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Common Stock.

18.
Termination of Service

If a Participant’s employment with the Company or service as a member of the Board terminates for a reason other than death, Disability, Retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant’s Award Agreement provides, or the Committee determines, otherwise. The Committee shall have the authority to promulgate rules and regulations to (a) determine what events constitute Disability, Retirement, or termination for an approved reason for purposes of the Plan, and (b) determine the treatment of a Participant under the Plan in the event of the Participant’s death, Disability, Retirement, or termination for an approved reason.

19.
Change of Control
(a)
Effect of Change of Control upon Certain Awards.Unless the Committee or the Board specifies otherwise in the terms of an Award Agreement, an employment agreement, executive compensation agreement or similar agreement prior to a Change of Control event, this Paragraph 19(a) shall govern the treatment upon or following a Change of Control of any Award, the vesting and/or settlement of which is based solely upon continued employment or service or the passage of time. In the case of an Award subject to this Paragraph 19(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains immediately following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause (as defined in the Award Agreement) of the Participant holding such Award or a voluntary termination of the Participant’s employment or service for Good Reason within twelve months following the Change of Control or six months prior to the Change of Control, such Award shall be treated as provided in clause (i) or (ii) of this Paragraph 19(a), as applicable. In the case of an Award subject to this Paragraph 19(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control such Award shall be treated as provided in clause (i) or (ii) of this Paragraph 19(a), as applicable. The treatment provided for under this Paragraph 19(a) is as follows:
(i)
in the case of a Stock Option or an SAR, the Participant shall have the ability to exercise such Stock Option or SAR, including any portion of the Award not previously exercisable, until the earlier of the expiration of the Stock Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the applicable Award Agreement) following such date of termination of employment or service; and
(ii)
in the case of a Full Value Award, the Award shall become fully vested and shall be settled in full.

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award as it deems appropriate in connection with any proposed Change of Control.

(b)
Effect of Change of Control upon Performance-Based Awards.Unless the Committee or the Board specifies otherwise in the terms of an Award Agreement, an employment agreement, executive compensation agreement or similar agreement prior to a Change of Control event, the treatment of any Award in which the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on achievement of a Performance Goal shall be as specified in this Paragraph 19(b).

In the case of an Award subject to this Paragraph 19(b), upon the occurrence of the Change of Control, the Participant shall be deemed to have satisfied any performance-based vesting criteria at the target level (as determined by the Committee prior to the Change of Control), and following the Change of Control any such Award shall continue to vest based on the time-based vesting criteria, if any, to which the Award is subject. In addition, any Award subject to this Paragraph 19(b) that the acquiring or surviving company in the Change of Control assumes and maintains immediately

8	Kohl’s Corporation | 2024 Long-Term Compensation Plan, amended and restated effective May 20, 2026 following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause (as defined in the Award Agreement) of the Participant holding such Award or a voluntary termination of such Participant’s employment or service for Good Reason within twelve months following the Change of Control or six months prior to the Change of Control, such Award shall be treated as provided in clause (i) or (ii) of Paragraph 19(a), as applicable. In the case of an Award subject to this Paragraph 19(b) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control such Award shall be treated as provided in clause (i) or (ii) of Paragraph 19(a), as applicable.

(c)
Other Provisions. Other provisions may be made by the Committee or the Board relating to any Award which the Committee or the Board deems equitable, including but not limited to, adjusting the terms of an Award to reflect the Change of Control or causing the Award to be assumed, or new rights to be substituted therefore, by another entity.
(d)
Definitions.
(i)
“Change of Control” means the occurrence of (1) the acquisition (other than from the Company) by any person, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a subsidiary of the Company, or any employee benefit plan or plans sponsored by the Company or any subsidiary of the Company, directly or indirectly, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 33% or more of the then outstanding shares of common stock of the Company or voting securities representing 33% or more of the combined voting power of the Company’s then outstanding voting securities ordinarily entitled to vote in the election of directors unless the Incumbent Board (as defined below), before such acquisition or within 30 days thereafter, deems such acquisition not to be a Change of Control; or (2) individuals who, as of the date this Plan is adopted by the Board, constitute the Board (as of such date, the “Incumbent Board”) ceasing for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date this Plan is adopted by the Board whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be for purposes of the Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or (3) the consummation of any merger, consolidation or share exchange of the Company with any other corporation, other than a merger, consolidation or share exchange which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors, of the surviving, consolidated or resulting corporation being then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s then outstanding Common Stock or then outstanding voting securities, as the case may be; or (4) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.
(ii)
“Good Reason,” unless otherwise defined in an agreement between a Participant and the Company or unless the Committee or the Board specifies otherwise in the terms of an Award Agreement, means, without the Participant’s consent, (1) a material reduction in the Participant’s base salary as in effect immediately prior to the Change of Control (excluding, however, any made in connection with, and proportionate to, a company-wide pay reduction), or (2) Participant being required to relocate his or her place of employment from his or her place of employment immediately prior to the relocation (excluding any required relocation within a 50-mile radius of such place of employment).

20.
Nonassignability

No Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code), assignment, pledge, or encumbrance, and during the lifetime of the Participant, only the Participant may exercise rights under the Plan. Following the death of the Participant, such individual, trust or estate who or which by designation of the Participant or operation of law succeeds to the rights of the Participant under the Plan upon the Participant’s death, may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. All beneficiary designations shall be made in such form and subject to such limitations as may from time to time be acceptable to the Committee and delivered to and accepted by the Committee.

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21.
Adjustment Provisions

In the event of any change in the outstanding Common Stock by reason of any reorganization, recapitalization, merger, consolidation, stock split, stock dividend, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Common Stock other than regular cash dividends or any transaction similar to the foregoing, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital of the Company, or through any other transaction referred to in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, or in the event of a merger, consolidation, combination or exchange of shares, or the like, as a result of which Common Stock is changed into another class, or securities of another person, cash or other property, the exercise price, consideration to be received, and other terms of an Award shall be adjusted as deemed equitable by the Committee, in its sole discretion. The Committee shall have authority to provide for, in appropriate cases upon the effectiveness of the transaction, (a) waiver, in whole or in part, of remaining restrictions for vesting or earning, and (b) the conversion of outstanding Awards into cash or other property to be received in the transactions immediately or over the periods the Award would have vested or been earned. Any adjustment, waiver, conversion or the like carried out by the Committee under this Paragraph shall be conclusive and binding for all purposes of the Plan. Notwithstanding the foregoing, any increase in the number of shares of Common Stock subject to the Plan shall, if required under Rule 16b-3, be subject to approval of the Company’s shareholders.

22.
Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In no event shall the Company withhold, or allow the Participant to pay more than the maximum amount required by law. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

23.
Suspension or Termination of Awards; Clawback Provisions
(a)
Effect of Act of Misconduct or Termination for Cause on Awards. Except as otherwise provided by the Committee, if at any time (including after a notice of exercise has been delivered or an Award has vested) the Committee reasonably determines that a Participant may have committed an Act of Misconduct, the Committee may suspend the Participant’s rights to exercise any Stock Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed. If the Committee determines a Participant has been terminated for Cause or the Participant has committed an Act of Misconduct, then except as otherwise provided by the Committee:
(i)
neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Stock Option whatsoever, vest in or have the restrictions on an Award lapse or Performance Goal satisfied or waived, or otherwise receive payment of an Award;
(ii)
the Participant will forfeit all outstanding Awards; and
(iii)
for any Awards subject to Performance Goals which have previously vested, been paid or were exercised by the Participant, if such Performance Goals would not have been determined by the Committee to have been achieved but for the Participant’s Act of Misconduct, the Company shall be entitled to recover some or all of the value of any such previously paid, vested or exercised Awards. In making such determination, the Committee may give the Participant an opportunity to submit written comments, documents, information and arguments to be considered by the Committee.

In addition to the foregoing, other provisions with respect to Acts of Misconduct may be included in any Awards as deemed appropriate by the Committee or the Board from time to time. Such provisions may allow the Company to recover some or all of the value of any previously paid Awards from a Participant if it is determined that the Participant has engaged in certain Acts of Misconduct.

(b)
Definitions.
(i)
“Act of Misconduct.” An “Act of Misconduct” shall occur where a Participant has violated “Kohl’s Code of Ethics” or has committed an act of embezzlement, fraud, dishonesty, disloyalty, nonpayment of any material obligation owed

10	Kohl’s Corporation | 2024 Long-Term Compensation Plan, amended and restated effective May 20, 2026 to the Company (other than an obligation related to the Participant’s Kohl’s retail charge account), breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information or breaches any non-competition agreement, induces any Company supplier to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship.
(ii)
“Cause.” Except as otherwise provided in a Participant’s Award Agreement, for purposes of this Paragraph 23, “Cause” shall mean termination of employment upon: (1) a Participant’s refusal to perform duties as directed in good faith by the Company’s Chief Executive Officer or the Company officer to whom Participant reports, which failure is not cured within ten (10) calendar days after written notice thereof from the Company’s Chief Executive Officer or Company officer to whom Participant reports, (2) a Participant’s conviction of a crime which substantially relates to the circumstances of his or her position with the Company or which has material adverse effect on the Company, or (3) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company. Notwithstanding the foregoing definition, except as otherwise provided in a Participant’s Award Agreement, if the Participant and Company are parties to any employment agreement, executive compensation agreement or similar agreement containing a different definition of “Cause”, the definition in the employment agreement, executive compensation agreement or similar agreement shall control for purposes of this Paragraph 23.
(c)
Clawback. In addition to the foregoing, the Company shall have the right to require any Participant to forfeit and return to the Company any Award made to the Participant pursuant to this Plan (or cash, shares or other property realized therefrom) consistent with any recoupment policy maintained by the Company, as such policy is amended from time to time.
24.
Amendments to Awards

The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid Award, whether earned or unearned, including, but not by way of limitation, Awards earned but not yet paid, and/or substitute another Award of the same or different type, to the extent it deems appropriate; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Paragraph 19, Stock Options or SARs issued under this Plan will not be repriced, replaced, repurchased for cash at any time when the Fair Market Value of a share of Common Stock is lower than the exercise price of a previously granted Stock Option or the “exercise price” of a previously granted SAR or regranted through cancellation, or by lowering the exercise price of a previously granted Stock Option or the “exercise price” of a previously granted SAR; and provided further that any amendment to (but not termination of) an outstanding Award which, in the opinion of the Committee, is materially adverse to the Participant, or any amendment or termination which, in the opinion of the Committee, may subject the Participant to liability under Section 16 of the Exchange Act, shall require the Participant’s consent.

25.
Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to:

(a)
the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable;
(b)
the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and
(c)
the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.
26.
No Rights to Continued Service or Grants

Participation in the Plan shall not give any Participant any right to remain in the employ of the Company or to continue as a director of the Company. The Company reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Participant or any other person any right to be selected as a Participant or to be granted an Award or additional Awards.

27.
Amendment

The Board may suspend or terminate the Plan at any time, but the termination or suspension shall not, without the consent of a Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant, except to the extent permitted by Paragraph 24. In addition, the Board may, from time to time, amend the Plan in any manner,

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but may not without shareholder approval adopt any amendment that requires shareholder approval under Rule 16b-3, any applicable stock exchange rule, or any other applicable provision of securities and/or tax law.

28.
Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to its conflicts of law provisions.

29.
No Right, Title, or Interest in Company Assets

No Participant shall have any right in any fund or in any specific asset of the Company by reason of being a Participant under this Plan, nor any rights as a shareholder as a result of participation in the Plan until the date of issuance of stock in the Participant’s name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under Paragraph 10(c) hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

12	Kohl’s Corporation | 2024 Long-Term Compensation Plan, amended and restated effective May 20, 2026